UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 7, 2024

Mobileye Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41541	88-0666433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

c/o Mobileye B.V.

Har Hotzvim, Shlomo Momo HaLevi Street 1

Jerusalem 9777015, Israel

(Address of principal executive offices and zip code)

+972-2-541-7333

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	MBLY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On March 2, 2024, Governor Jon M. Huntsman Jr. informed Mobileye Global Inc. (the “Company”) of his resignation from the Company’s board of directors (the “Board”), effective April 15, 2024. Gov. Huntsman’s decision to resign from the Board was due to his other professional responsibilities and was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on March 7, 2024, announcing the resignation of Mr. Huntsman from the Board is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Mobileye Global Inc. press release dated March 7, 2024
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mobileye Global Inc.

Date: March 7, 2024	By:	/s/ Professor Amnon Shashua
Professor Amnon Shashua
President and Chief Executive Officer